Ohio National Fund, Inc.

June 30, 2018

Section 906 Certifications

Michael J. DeWeirdt and R. Todd Brockman, respectively, the Principal Executive Officer and Principal Financial Officer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his knowledge and belief that:

1.	The Registrant’s report on Form N-CSR for June 30, 2018 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 5, 2018	September 5, 2018
Date	Date

/s/ Michael J. DeWeirdt	/s/ R. Todd Brockman
Michael J. DeWeirdt	R. Todd Brockman
President (Principal Executive Officer)	Treasurer (Principal Financial Officer)
Ohio National Fund, Inc.	Ohio National Fund, Inc.

A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.